Exhibit 10.1

AMENDMENT TO THE

RED VIOLET, INC.

2018 STOCK INCENTIVE PLAN

WHEREAS, Red Violet, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the Red Violet, Inc. 2018 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(l) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(l) of the Plan, the following amendment to the Plan is hereby adopted:

Section 5(a) of the Plan shall be amended and restated to read as follows:

“(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 4,500,000 shares. A maximum of 4,500,000 shares of Red Violet stock may be subject to grants of Incentive Stock Options.”

Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 3rd day of June 2020, on behalf of the Company.

RED VIOLET, INC.

By:	/s/ Daniel MacLachlan

Name:	Daniel MacLachlan

Title:	Chief Financial Officer

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